AMENDMENT TO SCHEDULE A
                                     OF THE
                      SUB-ADMINISTRATIVE SERVICES AGREEMENT

This Schedule A to the Sub-Administrative Services Agreement (the "Agreement") dated January 1, 2001, as amended, by and between SEI Investments Mutual Funds Services and PBHG Fund Services, is amended as of the 29th day of October, 2001 to add the PBHG Clipper Focus Fund, PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Portfolio, PBHG New Perspective Fund and PBHG REIT Fund. The Funds of PBHG Funds that will receive services pursuant to this Agreement are:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund
PBHG Global Technology & Communications Fund
PBHG Clipper Focus Fund
PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation
Fund PBHG New Perspective Fund
PBHG REIT Fund

Date: October 29, 2001

                  PBHG FUND SERVICES
                           /s/ Lee T. Cummings
                           Lee T. Cummings
                  By:________________________________
                           President
                  Title:_____________________________

                  SEI INVESTMENTS MUTUAL FUNDS SERVICES
                           /s/Timothy D. Barto
                           Timothy D. Barto
                  By:________________________________
                           Vice President
                  Title:_____________________________